Distribution Solutions Group Announces
2024 Second Quarter Results
Quarterly Revenue Up 16.3%, Sequential Margin Growth and Strong Cash Flow

FORT WORTH, TEXAS, August 1, 2024 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a premier specialty distribution company, today announced consolidated results for the second quarter ended June 30, 2024. This press release is supplemented by an earnings presentation at https://investor.distributionsolutionsgroup.com/news/events.

The following represents a summary of certain operating results (unaudited). See the reconciliations of GAAP to non-GAAP measures in Tables 2, 3 and 4.

	Three Months Ended
	June 30,			March 31,
(Dollars in thousands)	2024	2023	% Change	2024	% Change
Revenue	$439,536	$377,984	16.3%	$416,086	5.6%

Operating income (loss)	$14,158	$13,776	2.8%	$2,783	N/A
Non-GAAP adjusted operating income	$38,852	$34,922	11.3%	$29,761	30.5%

Non-GAAP adjusted EBITDA	$45,181	$40,100	12.7%	$36,067	25.3%

Operating income (loss) as a percent of revenue	3.2%	3.6%	-38bps	0.7%	255bps
Adjusted EBITDA as a percent of revenue	10.3%	10.6%	-30bps	8.7%	160bps

Bryan King, CEO and Chairman of the Board, said, "Our strategic initiatives are on track, and I am pleased with DSG's quarterly results, marked by 16.3% revenue growth compared to last year and double-digit EBITDA margins of 10.3%. In addition, revenue and EBITDA in the second quarter improved sequentially due to acquisitions and improving performance in our existing businesses. As expected, organic revenues were down in the quarter from a year ago, but improved sequentially by nearly 4% from the first quarter. Our teams executed well this quarter and sustainably moved us in the right direction on all critical initiatives resulting in margin expansion within all three of our verticals. The Lawson MRO vertical had strong performance while continuing to make investments in its sales organization, the Gexpro Services OEM vertical realized continued margin expansion as expected and the TestEquity industrial technology vertical saw margins improve on some end market recovery and the continued integration of Hisco. For the quarter we generated $45.2 million of adjusted EBITDA, sequentially a 25% improvement over the previous quarter.

"We are very excited about our recent announcement to acquire Source Atlantic, which is expected to close in the third quarter. This CAD $250 million business will meaningfully drive DSG's growth by expanding our scale, customer base, and geographic reach and by enhancing our enterprise-wide product offerings. Combining Source Atlantic’s eastern Canadian-focused operations with The Bolt Supply House’s concentration in western Canada positions us as leading MRO player across Canada. In addition to Source Atlantic, our Emergent Safety Supply and S&S Automotive acquisitions completed earlier this year further strengthens DSG’s North American value-added capabilities.

"We remain focused on actively working our pipeline of acquisition targets, incremental margin enhancement initiatives, and cost savings. These efforts, along with some end market recovery, drove DSG’s strong second quarter results. Through our asset-light business model our focus on growing operating cash flows and accelerating returns on invested capital, positions us well to maximize long-term shareholder value," concluded Mr. King.

2024 Second Quarter Summary(1)

•Revenue increased $61.6 million, or 16.3%, to $439.5 million including $81.4 million of incremental revenue from 2023 and 2024 acquisitions. While organic sales declined 5.7% on comparable days, organic sales grew 3.8% over the first quarter of 2024. The sequential sales increase was driven by improving sales in many of DSG's end markets, including Test & Measurement, Renewables, Technology and project-related business.
•Operating income was $14.2 million, net of $12.2 million of non-cash acquired intangible amortization and $12.5 million of non-recurring severance and acquisition-related retention costs, stock-based compensation, acquisition-related costs and other non-recurring items. This compares to operating income of $13.8 million in the prior year quarter. Adjusted operating income, excluding these non-cash and non-recurring items, was $38.9 million in the current quarter compared to $34.9 million in the year-ago quarter and $29.8 million in the first quarter of 2024.
•Diluted income per share was $0.04 for the quarter compared to diluted income per share of $0.07 in the year-ago quarter based on higher depreciation and amortization expenses and non-recurring severance and acquisition-related retention costs in the current quarter. Non-GAAP adjusted diluted earnings per share was $0.40 compared to $0.42 for the same period a year ago and $0.25 for the first quarter of 2024.
•Adjusted EBITDA was $45.2 million, a 10.3% margin compared to $40.1 million, a 10.6% margin in the prior year quarter. Sequentially, adjusted EBITDA grew $9.1 million or 25.3% from the first quarter of 2024; and increased as a percent of sales by 160bps.
•The Company ended the second quarter with total liquidity of $209.9 million, consisting of $56.9 million of cash (restricted and unrestricted) and $153.0 million of availability under its credit facility with net debt leverage of 3.2x. Cash generated from operations was $21.4 million for the quarter. Uses of cash in the second quarter included net capital expenditures of $4.0 million and share repurchases of $1.7 million.
•Lawson completed the acquisition of S&S Automotive in May 2024.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2, 3 and 4.
Share and per share data for all periods presented reflect two-for-one stock split.

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss 2024 second quarter results at 9:00 a.m. Eastern Time on August 1, 2024. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 258432. A replay of the conference call will be available by telephone approximately two hours after completion of the call through August 15, 2024. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The passcode for the replay is 50812. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group's website. Presentations may be supplemented by a series of slides appearing on the company's investor relations home page at https://investor.distributionsolutionsgroup.com/news/events.

About Distribution Solutions Group, Inc.

Distribution Solutions Group ("DSG") is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 180,000 customers in several diverse end markets supported by approximately 3,700 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Terms such as "aim," "anticipate," "believe," "contemplates," "continues," "could," "ensure," "estimate," "expect," "forecasts," "if," "intend," "likely," "may," "might," "objective," "outlook," "plan," "positioned," "potential," "predict," "probable," "project," "shall," "should," "strategy," "will," "would," and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements, which speak only as of the date made. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with DSG's business are also discussed from time to time in the reports DSG files with the SEC, including DSG's Annual Report on Form 10-K, DSG's Quarterly Reports on Form 10-Q and DSG's Current Reports on Form 8-K, which should be reviewed carefully. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements: (i) unanticipated difficulties, expenditures or any problems arising in connection with or after the combination of the businesses of Lawson Products, TestEquity and Gexpro Services (the "merger"), which may result in DSG not operating as effectively and efficiently as expected; (ii) the risk that stockholder litigation in connection with the merger or any other acquisition or business combination completed by DSG or any of its subsidiaries results in significant costs of defense, indemnification and liability; and (iii) the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has acquired or may acquire or has otherwise combined with or may otherwise combine with, that DSG may not achieve the anticipated synergies contemplated with respect to any such business or transactions and that certain assumptions with respect to such business or transactions could prove to be inaccurate.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$46,786	$83,931
Restricted cash	10,125	15,695
Accounts receivable, less allowances	235,802	213,448
Inventories	320,748	315,984
Prepaid expenses and other current assets	43,306	28,272
Assets held for sale	3,589	—
Total current assets	660,356	657,330
Property, plant and equipment, net	108,709	113,811
Rental equipment, net	23,062	24,575
Goodwill	428,308	399,925
Deferred tax asset, net	84	95
Intangible assets, net	276,896	253,834
Cash value of life insurance	19,312	18,493
Right of use operating lease assets	84,878	76,340
Other assets	5,947	5,928
Total assets	$1,607,552	$1,550,331
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$108,184	$98,674
Current portion of long-term debt	31,367	32,551
Current portion of lease liabilities	16,877	13,549
Accrued expenses and other current liabilities	108,116	97,241
Total current liabilities	264,544	242,015
Long-term debt, less current portion, net	573,654	535,881
Lease liabilities	73,480	67,065
Deferred tax liability, net	16,774	18,326
Other liabilities	25,796	25,443
Total liabilities	954,248	888,730
Stockholders' equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 70,000,000 shares Issued - 47,636,856 and 47,535,618 shares, respectively Outstanding - 46,787,160 and 46,758,359 shares, respectively	46,786	46,758
Capital in excess of par value	674,074	671,154
Retained deficit	(38,035)	(34,707)
Treasury stock – 849,696 and 777,259 shares, respectively	(18,655)	(16,434)
Accumulated other comprehensive income (loss)	(10,866)	(5,170)
Total stockholders' equity	653,304	661,601
Total liabilities and stockholders' equity	$1,607,552	$1,550,331

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenue	$439,536	$377,984	$855,622	$726,254
Cost of goods sold	288,009	241,961	560,686	457,360
Gross profit	151,527	136,023	294,936	268,894

Selling, general and administrative expenses	137,369	122,247	277,995	238,397

Operating income (loss)	14,158	13,776	16,941	30,497

Interest expense	(12,793)	(9,492)	(24,620)	(17,162)
Change in fair value of earnout liabilities	(8)	36	(3)	(21)
Other income (expense), net	359	(761)	97	(1,736)

Income (loss) before income taxes	1,716	3,559	(7,585)	11,578
Income tax expense (benefit)	(180)	535	(4,257)	2,647

Net income (loss)	$1,896	$3,024	$(3,328)	$8,931

Basic income (loss) per share of common stock	$0.04	$0.07	$(0.07)	$0.21

Diluted income (loss) per share of common stock	$0.04	$0.07	$(0.07)	$0.21

Basic weighted average shares outstanding	46,818,932	43,621,236	46,798,055	42,935,198

Diluted weighted average shares outstanding	47,623,712	43,995,014	46,798,055	43,305,218

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net income (loss)	$(3,328)	$8,931
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	35,587	30,306
Amortization of debt issuance costs	1,320	1,002
Stock-based compensation	1,891	4,392
Deferred income taxes	(1,541)	86
Change in fair value of earnout liabilities	3	21
(Gain) loss on sale of rental equipment	(900)	(1,377)
(Gain) loss on sale of property, plant and equipment	(5)	215
Charge for step-up of acquired inventory	634	716
Net realizable value adjustment and write-offs for obsolete and excess inventory	3,110	3,538
Bad debt expense	106	933
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(18,331)	(4,799)
Inventories	(1,636)	(2,576)
Prepaid expenses and other current assets	(15,345)	(6,405)
Accounts payable	9,771	(8,936)
Accrued expenses and other current liabilities	15,636	(624)
Other changes in operating assets and liabilities	1,037	2,041
Net cash provided by (used in) operating activities	28,009	27,464
Investing activities
Purchases of property, plant and equipment	(5,829)	(7,796)
Business acquisitions, net of cash acquired	(95,437)	(252,007)
Purchases of rental equipment	(3,214)	(5,990)
Proceeds from sale of rental equipment	2,110	2,969
Net cash provided by (used in) investing activities	(102,370)	(262,824)
Financing activities
Proceeds from revolving lines of credit	84,139	161,684
Payments on revolving lines of credit	(40,285)	(274,134)
Proceeds from term loans	—	305,000
Payments on term loans	(8,188)	(11,250)
Deferred financing costs	—	(3,419)
Proceeds from rights offering, net of offering costs of $1,531	—	98,469
Repurchase of common stock	(1,683)	—
Shares repurchased held in treasury	(538)	(171)
Payment of financing lease principal	(237)	(249)
Payment of earnout	—	(1,000)
Net cash provided by (used in) financing activities	33,208	274,930
Effect of exchange rate changes on cash and cash equivalents	(1,562)	541
Increase (decrease) in cash, cash equivalents and restricted cash	(42,715)	40,111
Cash, cash equivalents and restricted cash at beginning of period	99,626	24,740
Cash, cash equivalents and restricted cash at end of period	$56,911	$64,851
Cash and cash equivalents	$46,786	$44,244
Restricted cash	10,125	20,607
Total cash, cash equivalents and restricted cash	$56,911	$64,851

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2024	2023
Revenue:
Lawson Products	$121,118	$119,147
Gexpro Services	107,134	108,274
TestEquity	197,481	136,067
Other	14,471	14,496
Intersegment revenue elimination	(668)	—
Total	$439,536	$377,984

Operating income (loss):
Lawson Products	$6,129	$8,470
Gexpro Services	8,091	8,778
TestEquity	703	(3,182)
Other	(765)	(290)
Total	$14,158	$13,776

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational or non-cash items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended June 30, 2024 and 2023 and the three months ended March 31, 2024. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Net Income (Loss) and GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30, 2024	June 30, 2023	March 31, 2024
Net income (loss)	$1,896	$3,024	$(5,224)
Income tax expense (benefit)	(180)	535	(4,077)
Other income (expense), net	(359)	761	262
Change in fair value of earnout liabilities	8	(36)	(5)
Interest expense	12,793	9,492	11,827
Operating income (loss)	14,158	13,776	2,783
Depreciation and amortization	18,535	14,584	17,052
Stock-based compensation(1)	(307)	2,188	2,198
Severance and acquisition related retention expenses(2)	8,313	2,437	10,716
Acquisition related costs(3)	3,598	5,058	1,954
Inventory step-up(4)	634	716	—
Other non-recurring(5)	250	1,341	1,364
Non-GAAP adjusted EBITDA	$45,181	$40,100	$36,067

Operating income (loss) as a percent of revenue	3.2%	3.6%	0.7%

Adjusted EBITDA as a percent of revenue	10.3%	10.6%	8.7%
(1)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price
(2)Includes severance expense for actions taken in 2024 and 2023 not related to a formal restructuring plan and acquisition related retention expenses for the Hisco and S&S Automotive acquisitions
(3)Transaction and integration costs related to acquisitions
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed by Lawson Products and TestEquity
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2024		June 30, 2023(3)(4)		March 31, 2024
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$1,896	$0.04	$3,024	$0.07	$(5,224)	$(0.11)

Pretax adjustments:
Stock-based compensation	(307)	(0.01)	2,188	0.05	2,198	0.05
Acquisition related costs	3,598	0.08	5,058	0.11	1,954	0.04
Amortization of intangible assets	12,206	0.26	9,406	0.21	10,746	0.23
Severance and acquisition related retention expenses	8,313	0.17	2,437	0.06	10,716	0.23
Change in fair value of earnout liabilities	8	—	(36)	—	(5)	—
Inventory step-up	634	0.01	716	0.02	—	—
Other non-recurring	250	0.01	1,341	0.03	1,364	0.03
Total pretax adjustments	24,702	0.52	21,110	0.48	26,973	0.58
Tax effect on adjustments(1)(3)	(7,238)	(0.15)	(5,552)	(0.13)	(7,334)	(0.16)
Deferred tax asset valuation allowance(5)	(410)	(0.01)	—	—	(2,696)	(0.06)
Non-GAAP adjusted net income	$18,950	$0.40	$18,582	$0.42	$11,719	$0.25

(1)The estimated tax effect on the adjustments is determined by applying the jurisdictional rate of the originating territory of the non-GAAP adjustments
(2)Pretax adjustments to diluted EPS calculated on 47.624 million, 43.995 million and 46.777 million diluted shares for the second quarter of 2024 and 2023,and the first quarter of 2024, respectively
(3)In the fourth quarter of 2023, the Company changed the treatment of amortization of intangible assets and the deferred tax asset valuation allowance to be included in the calculation of Non-GAAP adjusted net income and Non-GAAP adjusted diluted EPS. The calculation of the tax effect on adjustments was revised to consider the jurisdictional rate of the originating territory of the non-GAAP adjustments. Prior periods have been adjusted to conform to current period presentation.
(4)Share and per share data for all periods presented reflect two-for-one stock split
(5)Represents expense related to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j)

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2024	2023	2024
Operating income (loss)	$14,158	$13,776	$2,783

Gross profit adjustments:
Inventory step-up(1)	634	716	—
Total gross profit adjustments	634	716	—

Selling, general and administrative expenses adjustments:
Acquisition related costs(2)	3,598	5,058	1,954
Amortization of intangible assets(3)	12,206	9,406	10,746
Stock-based compensation(4)	(307)	2,188	2,198
Severance and acquisition related retention expenses(5)	8,313	2,437	10,716
Other non-recurring(6)	250	1,341	1,364
Total selling, general and administrative adjustments	24,060	20,430	26,978

Total adjustments	24,694	21,146	26,978
Non-GAAP adjusted operating income	$38,852	$34,922	$29,761

(1)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed by Lawson Products and TestEquity
(2)Transaction and integration costs related to acquisitions
(3)In the fourth quarter of 2023, the Company changed the treatment of amortization of intangible assets to be included in the calculation of Non-GAAP adjusted operating income. Prior periods have been adjusted to conform to current period presentation.
(4)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price
(5)Includes severance expense for actions taken in 2024 and 2023 not related to a formal restructuring plan and acquisition related retention expenses for the Hisco and S&S Automotive acquisitions
(6)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items

Contact

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207